Exhibit 10.23

OCUHUB LLC

2015 EQUITY INCENTIVE PLAN

OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the 2015 Equity Incentive Plan (the “Plan”) and the limited liability company agreement of OcuHub LLC (the “LLC Agreement”) shall have the same defined meanings in this Option Agreement.

I. NOTICE OF UNIT OPTION GRANT

Optionee Name:	Elias Vamvakas

Address:	3 Bridgewater Dr.

Richmond Hills, ON Canada L4E 3N4

The undersigned Optionee has been granted an Option to purchase Units of the Company (the “Units”), subject to the terms and conditions of the Plan, the LLC Agreement, and this Option Agreement, as follows:

Date of Grant:	October 1, 2015

Vesting Commencement Date:	October 1, 2015

Exercise Price Per Unit:	$45.49

Total Number of Units Granted:	500

Total Exercise Price:	$22,745.00

Term/Expiration Date:	October 1, 2025

Vesting Schedule:

This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

One third (1/3rd) of the Units subject to the Option shall vest on the date of grant; one third (1/3rd) of the Units subject to the Option shall vest on December 31, 2015; and one third (1/3rd) of the Units subject to the Option shall vest on December 31, 2016, subject to Participant continuing to be a Service Provider through each such date.

Notwithstanding the foregoing and anything to the contrary in the Plan, in the event of a Change of Control Event (as defined in the Plan) of the Company that occurs while Participant is a Service Provider, one hundred percent (100%) of the then unvested Units subject to the Option shall vest and become immediately exercisable.

Exercise Period:

This Option shall be exercisable for three (3) months after Optionee ceases to be a Service Provider, unless such termination is due to Optionee’s death or Disability, in which case this Option shall be exercisable for twelve (12) months after Optionee ceases to be a Service Provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 13 of the Plan.

II. AGREEMENT

1. Grant of Option. The Administrator of the Company hereby grants to the Optionee named in the Notice of Unit Option Agreement (the “Optionee”), an option (the “Option”) to purchase the number of Units set forth in the Notice of Unit Option Agreement, at the exercise price per Unit set forth in the Notice of Unit Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 18(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

This Option is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Instead, this Option is a Nonstatutory Unit Option.

2. Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Unit Option Agreement and with the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise the Option, the number of Units with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all exercised Units, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

No Units shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Units shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Units.

3. Optionee’s Representations. At the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B and execute the counterpart signature page to the LLC Agreement attached hereto as Exhibit C.

4. Lock-Up Period. Optionee hereby agrees that Optionee will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Unit (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Unit (or other securities) of the Company held by Optionee (other than those included in the registration) for a period specified by the representative of the underwriters of Units (or other securities) of the Company not to exceed 180 days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Units (or other securities) of the Company, Optionee will provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 4 will not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the Units (or other securities) subject to the foregoing restriction until the end of said 180 day (or other) period. Optionee agrees that any transferee of the Option or Units acquired pursuant to the Option will be bound by this Section 4.

5. Method of Payment. Payment of the aggregate Exercise Price shall be by either of the following, or a combination thereof, at the election of the Optionee:

(a) cash or check; or

(b) if the Option is converted into an option covering shares of Company common stock, consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan.

6. Restrictions on Exercise. This Option may not be exercised if the issuance of Units upon such exercise would constitute a violation of any Applicable Law or the LLC Agreement.

7. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan, the LLC Agreement and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8. Term of Option. This Option may be exercised only within the term set out in the Notice of Unit Option Agreement, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

9. Tax Obligations.

(a) Tax Consequences. The Company makes no representations regarding the tax treatment related to the Option or its exercise. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE UNITS.

(b) Tax Withholding. Optionee agrees that Optionee may be subject to income and employment tax withholding by the Company on the compensation income recognized by the Optionee and that the Company shall not be required to issue Units upon the exercise of the Option unless Optionee adequately provides for the Company to satisfy its withholding obligations.

(c) Code Section 409A. Under Code Section 409A, an Option that was granted with a per Unit exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Unit on the date of grant (a “discount option”) may be considered “deferred compensation.” An Option that is a “discount option” may result in (i) income recognition by Optionee prior to the exercise of the Option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the Optionee. Optionee acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Unit exercise price of this Option equals or exceeds the Fair Market Value of a Unit on the date of grant in a later examination. Optionee agrees that if the IRS determines that the Option was granted with a per Unit exercise price that was less than the Fair Market Value of a Unit on the date of grant, Optionee shall be solely responsible for Optionee’s costs related to such a determination.

10. Entire Agreement; Governing Law. The Plan and the LLC Agreement are incorporated herein by reference. The Plan, this Option Agreement, and the LLC Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

11. No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE SUBSIDIARY EMPLOYING OR RETAINING OPTIONEE) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING UNITS HEREUNDER. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT (OR THE SUBSIDIARY EMPLOYING OR RETAINING OPTIONEE) TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and the LLC Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan, the LLC Agreement, and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the LLC Agreement or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

[Signature Page Follows]

OPTIONEE:	OCUHUB LLC:

/s/ Elias Vamvakas	/s/ Barry Barresi
Signature	By

Elias Vamvakas	Barry Barresi
Print Name	Print Name

3 Bridgewater Dr.	Chief Executive Officer
Print Title

Richmond Hill, ON Canada L4E 3N4
Residence Address

EXHIBIT A

OCUHUB LLC

2015 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

OcuHub LLC

9980 Huennekens Street

San Diego, CA 92121

Attention: President

1. Exercise of Option. Effective as of today, ___________, _____, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase _________ Units (the “Units”) of OcuHub LLC (the “Company”) under and pursuant to the 2015 Equity Incentive Plan (the “Plan”) and the Unit Option Agreement dated ________,_______ (the “Option Agreement”).

2. Delivery of Payment. Optionee herewith delivers to the Company the full purchase price of the Units, as set forth in the Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3. Representations of Optionee; Joinder to LLC Agreement. Optionee acknowledges that Optionee has received, read and understood the Plan, the LLC Agreement and the Option Agreement and agrees to abide by and be bound by their terms and conditions. Without limiting the foregoing, the Optionee hereby agrees to be bound by and subject to all of the terms and conditions of the LLC Agreement as a “Member” of the Company.

4. Rights as Member. Until the issuance of the Units (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote (as applicable) or receive distributions or allocations of profits or losses or any other rights as a Member shall exist with respect to the Units, notwithstanding the exercise of the Option. The Units shall be issued to the Optionee as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 13 of the Plan.

5. Company’s Right of First Refusal. In addition to any limitations set forth in the LLC Agreement, before any Units held by Optionee or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Units on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the Units shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Units; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Units to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Units (the “Offered Price”), and the Holder shall offer the Units at the Offered Price to the Company or its assignee(s).

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Units proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c) Purchase Price. The purchase price (“Purchase Price”) for the Units purchased by the Company or its assignee(s) under this Section 5 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e) Holder’s Right to Transfer. If all of the Units proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 5, then the Holder may sell or otherwise transfer such Units to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 5 shall continue to apply to the Units in the hands of such Proposed Transferee. If the Units described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Units held by the Holder may be sold or otherwise transferred.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 5 notwithstanding, the transfer of any or all of the Units during the Optionee’s lifetime or on the Optionee’s death by will or intestacy to the Optionee’s immediate family or a trust for the benefit of the Optionee’s immediate family shall be exempt from the provisions of this Section 5. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Units so transferred subject to the provisions of this Section 5, and there shall be no further transfer of such Units except in accordance with the terms of this Section 5.

(g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Units upon the earlier of (i) the first sale of Company common stock to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, (ii) a Change of Control Event in which the successor corporation has equity securities that are publicly traded, or (iii) such other date as may be provided by the terms of the LLC Agreement.

6. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Units. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Units and that Optionee is not relying on the Company for any tax advice.

7. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) (if applicable) evidencing ownership of the Units together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE UNITS, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE UNITS.

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE UNITS AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

(b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Units that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Units or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Units shall have been so transferred.

8. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

9. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

10. Governing Law; Severability. This Exercise Notice is governed by the laws of Delaware. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice will continue in full force and effect.

11. Entire Agreement. The Plan, LLC Agreement, and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the LLC Agreement, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

Submitted by:	Accepted by:

OPTIONEE:	OCUHUB LLC:

Signature	By

Elias Vamvakas
Print Name	Print Name

Address:	Print Title

3 Bridgewater Dr.

Richmond Hill, ON Canada L4E 3N4	Date Received

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:	ELIAS VAMVAKAS

COMPANY:	OCUHUB LLC (the “Company”)

SECURITY:	UNITS (the “Securities”)

AMOUNT:	_____________

DATE:	___________, 20__

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

(a) Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities (if applicable) will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

(c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction,” transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.

(d) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Optionee:

Date: ______________, ____

EXHIBIT C

COUNTERPART SIGNATURE PAGE

OCUHUB LLC

OPERATING AGREEMENT

Instrument of Adherence

The undersigned hereby joins in and agrees to be bound by all the terms and provisions of the Limited Liability Company Agreement of OcuHub LLC, as in effect from time to time, and shall for all purposes be deemed to be a Member thereunder.

Executed on this __ day of __________, 20__.

Name:	Elias Vamvakas

Address:	3 Bridgewater Dr.

Richmond Hill, ON Canada L4E 3N4